UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN A PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934, as amended

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[ X ]	Definitive Additional Materials

[ ]	Soliciting Material Under Rule 14a-12

THE ADVISORS’ INNER CIRCLE FUND II
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Hancock Horizon Burkenroad Small Cap Fund – Proxy Talking Points

Recently, you were sent proxy material regarding a special meeting of shareholders scheduled for 10:00 a.m. Eastern Time on September 10, 2021.

Your vote is important no matter the number of shares you own. Please vote promptly so your vote can be received by the September 10, 2021 special meeting of shareholders.

You can vote via the following methods

Vote via the Internet – You may cast your vote using the Internet by logging onto the Internet address located on your proxy ballot(s) and following the instructions on the website. www.proxyvote.com

Vote by Touch-Tone Phone – You may cast your vote by telephone by calling the toll-free number found on the proxy ballot(s) that you received.

Vote by Mail – You may cast your vote by signing, dating and mailing your proxy ballot(s) in the postage prepaid return envelope that was previously provided to you.

Your vote is very important. Please sign, date and promptly mail your proxy card in the postage-paid envelope provided. Internet and telephone voting are also available. To vote over the Internet please follow the instructions provided in the proxy materials. If you have any questions, would like to vote over the telephone or need new proxy materials, call toll-free at 855-742-8272 and a proxy voting specialist will assist you. Specialists are available Monday through Friday, 9AM to 10PM Eastern Time. Voting takes just a few moments and will benefit all shareholders. Thank you for your prompt attention to this matter.

WARM TRANSFER TO BROADRIDGE

Toll Free Number: 855-742-8272

•	To transfer a shareholder to Broadridge in order to vote their proxy, please note the following:

o	The Broadridge Proxy Voting Call Center is open: M-F 9a-10p

o	Please inform your shareholder that you will be transferring them to Broadridge where they will be speaking to a proxy specialist who will be verifying their name and address and that they are authorized to vote these shares

o	Let your shareholder know that you are placing them on hold in order to transfer them to Broadridge

o	Dial 1-855-742-8272 to reach the Broadridge Proxy Voting Call Center

o	Please have the name and address (including zip code) of your shareholder ready to provide to the Broadridge proxy specialist that answers

o	Explain to the answering specialist that you are calling from Hancock Horizon Burkenroad Small Cap Fund and that you will be transferring a shareholder in order for them to vote. Then provide the shareholder’s name and address to the specialist so that the agent is able to access the shareholder’s account details

o	The Broadridge proxy specialist will then take over the call, confirm whom they are speaking with and answer any questions about the material and cast the vote on behalf of the shareholder